UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 18, 2011, CIBER, Inc. (“CIBER”, the “Company” or “we”) amended its senior credit agreement with several financial institutions as lenders and Bank of America, N.A. as administrative agent (the “Senior Credit Facility”).  The Senior Credit Facility was amended to: 1) change the definition of Consolidated Adjusted EBITDA to exclude up to $5 million of capital expenditures to be made during the 2011 fiscal year in connection with the expansion of our India operations; 2) change the definition of Consolidated EBITDA to exclude up to $10 million of charges taken during the quarter ended December 31, 2010, primarily related to accounts receivable and unbilled revenue balances, as well as several other legal settlement items; 3) change the definition of Consolidated Fixed Charges to give no effect to any adjustment resulting from the goodwill impairment charge taken during the quarter ended June 30, 2010, and the up to $10 million of charges taken during the quarter ended December 31, 2010, in determining our Consolidated Tax Expenses; 4) change the Consolidated Leverage Ratio to 2.50 to 1.00 on March 31, 2011, reducing to 2.25 to 1.00 on December 31, 2011, and reducing to 2.00 to 1.00 on June 30, 2012; and 5) require twelve-month Consolidated EBITDA of $44 million on December 31, 2010, $40 million on March 31, 2011 and June 30, 2011, and $45 million thereafter.  Certain other provisions of the Senior Credit Facility were also modified.

The foregoing summary is qualified in its entirety by reference to the full text of the Third Amendment to Amended and Restated Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.02.              Results of Operations and Financial Condition.

On February 22, 2011, CIBER issued a press release in which we announced our financial results for the three months and full year ended December 31, 2010, and provided guidance for the 2011 fiscal year.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).        Exhibits.

10.1

Third Amendment to Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, lender, swing line lender and L/C issuer, and the other lender parties thereto, dated February 18, 2011.

99.1	Press release dated February 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: February 22, 2011	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, lender, swing line lender and L/C issuer, and the other lender parties thereto, dated February 18, 2011.

99.1	Press release dated February 22, 2011.